                                                                    EXHIBIT 32.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350

            In connection with the Quarterly Report of Mills Music Trust. (the "Trust") on Form 10-Q for the fiscal quarter ended June 30, 2004, as filed with the Securities and Exchange Commission (the "Report"), the undersigned certify, pursuant to 18 U.S.C. Section 1350, that to our knowledge:

            1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

            2. The information contained in the Report fairly presents, in all material respects, the financial condition and *result of operations of the Trust.

Date: August 4, 2004                     /s/ Marcia Markowski
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                                         Marcia Markowski
                                         Trust officer of The Corporate
                                         Trustee

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* The statements of cash receipts and disbursements reflect only cash transactions and do not include transactions that would be recorded in financial statements presented on the accrual basis of accounting. The Trust is required to distribute all funds received after payment of expenses. Accordingly, the Trust has not prepared any statements of financial condition or cash flows.